SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2006
ECHOSTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:	(303) 723-1000
ECHOSTAR DBS CORPORATION
(Exact name of registrant as specified in charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:	(303) 723-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
On January 19, 2006, EchoStar Communications Corporation announced that its subsidiary, EchoStar DBS Corporation, has elected to redeem all of its outstanding 9 1/8% Senior Notes due 2009. In accordance with the terms of the indenture governing the notes, the remaining principal amount of the notes of approximately $442 million will be redeemed effective February 17, 2006, at a redemption price of 104.563% of the principal amount, for a total of approximately $462 million. Interest on the notes will be paid through the February 17, 2006, redemption date. See Press Release, dated January 19, 2006, “EchoStar Announces Early Redemption of 9 1/8% Senior Notes” attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:

99.1	Press Release “EchoStar Announces Early Redemption of 9 1/8% Senior Notes” dated January 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION ECHOSTAR DBS CORPORATION
Dated: January 19, 2006	By:	/s/ David J. Rayner
David J. Rayner
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release “EchoStar Announces Early Redemption of 9 1/8% Senior Notes” dated January 19, 2006.